EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2012 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Digi International Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN

April 10, 2013